UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 1.01 of the Current Report on Form 8-K filed on May 3, 2018 (the “Original Form 8-K”) solely to correct an error in the first paragraph of the disclosure under Item 1.01 in the Original Form 8-K with respect to the number of shares of the Registrant’s common stock into which the Series A Preferred Stock is currently convertible. The paragraph has been replaced in its entirety below. No other changes have been made to the Original Form 8-K.

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Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2018, OWC Pharmaceutical Research Corp. (the “Registrant”) entered into and consummated a Securities Purchase Agreement (the “Agreement”) with a non-US-based institutional investor (the “Purchaser”). Under the terms and conditions of the Agreement, the Registrant sold and the Purchaser bought, (i) 500 shares of the Registrant’s new series of preferred stock designated as Series A Preferred Stock (the “Preferred Shares”), which are currently convertible into 25,000,000 shares of the Registrant’s common stock, par value $0.00001 per share (“Common Stock”) and (ii) Warrants (the “Warrants”) representing the right to acquire 12,500,000 shares of Common Stock (which shall be adjusted in accordance with the terms and conditions set forth in the Certificate of Designations and the Warrants) for an aggregate purchase price of $5,000,000. Newbridge Securities Corporation, through LifeTech Capital, acted as exclusive placement agent for the transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Dated: May 9, 2018

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